Exhibit 4.2

NUMBER C-[●]
[●] SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 46653C 106

JACKSON ACQUISITION COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK, PAR VALUE OF $0.0001 EACH, OF

JACKSON ACQUISITION COMPANY
(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be required to redeem all of its shares of Class A common stock if it is unable to complete its initial business combination by [●], 2023 (or by [●], 2023 if RJ Healthcare SPAC, LLC, a Delaware limited liability company (the “Sponsor”), exercises its option to extend the time period for the Corporation to complete its initial business combination as provided in the Corporation’s amended and restated certificate of incorporation), or such later date as may be approved by the Corporation’s stockholders in accordance with the Corporation’s amended and restated certificate of incorporation, all as more fully described in the Corporation’s final prospectus dated [●], 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Treasurer	[Corporate Seal]	President

Delaware

Continental Stock Transfer & Trust Company,
as Transfer Agent and Registrar

By:
Title:

JACKSON ACQUISITION COMPANY

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s amended and restated certificate of incorporation and all amendments thereto and restatements thereof (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - Custodian	_______________ (Cust) (Minor) under Uniform Gifts to Minors Act _______________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________ hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

In each case as more fully described in the Corporation’s final prospectus dated [●], 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Corporation’s initial public offering only in the event that (i) the Corporation redeems the shares of its Class A common stock sold in the Corporation’s initial public offering and liquidates because it does not consummate an initial business combination by [●], 2023 (or by [●], 2023 if the Sponsor exercises its option to extend the time period for the Corporation to complete its initial business combination as provided in the Company's amended and restated certificate of incorporation) (or such later date as may be approved by the Corporation’s stockholders in accordance with its amended and restated certificate of incorporation), (ii) the Corporation redeems shares of its Class A common stock sold in its initial public offering in connection with a stockholder vote to amend the Corporation’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Corporation’s obligation to allow the redemption of shares of its Class A common stock sold in its initial public offering in connection with its initial business combination or to redeem 100% of the shares of its Class A common stock sold in its initial public offering if it does not consummate an initial business combination by [●], 2023 (or by [●], 2023 if the Sponsor exercises its option to extend the time period for the Corporation to complete its initial business combination as provided in the Company's amended and restated certificate of incorporation) or (B) with respect to any other provision relating to stockholder rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.